UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

First Commonwealth Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST COMMONWEALTH FINANCIAL CORPORATION

Old Courthouse Square, 22 North Sixth Street

Indiana, Pennsylvania 15701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 19, 2004

Dear Shareholders:

On Monday, April 19, 2004, First Commonwealth Financial Corporation will hold its Annual Meeting of Shareholders at First Commonwealth Place, 654 Philadelphia Street, Indiana, Pennsylvania. The meeting will begin at 3:00 p.m., local time. At the meeting we will:

1.	Elect four members to the Board of Directors to serve for terms expiring in 2007.

2.	Attend to other business properly presented at the meeting.

The Board of Directors recommends that you vote in favor of the director nominees presented in this Proxy Statement.

Only shareholders of record as of the close of business on March 3, 2004, may vote at the Annual Meeting and any adjournments of the Annual Meeting. A copy of First Commonwealth’s 2003 Annual Report to Shareholders, which includes consolidated financial statements of First Commonwealth, is enclosed. The approximate date of mailing of the enclosed Proxy Statement and proxy card is March 19, 2004.

WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

/s/    David R. Tomb, Jr.

David R. Tomb, Jr.

Secretary

Indiana, Pennsylvania

March 19, 2004

i

FIRST COMMONWEALTH FINANCIAL CORPORATION

Old Courthouse Square, 22 North Sixth Street

Indiana, Pennsylvania 15701

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

April 19, 2004

ABOUT THE ANNUAL MEETING

Date, Time, and Location

On Monday, April 19, 2004, First Commonwealth Financial Corporation will hold its Annual Meeting of Shareholders at First Commonwealth Place, 654 Philadelphia Street, Indiana, Pennsylvania. The meeting will begin at 3:00 p.m., local time. At the meeting, you will be asked to elect four members to the Board of Directors to serve for terms expiring in 2007 and to attend to any other business properly presented at the meeting.

Record Date and Voting

Only shareholders of record of First Commonwealth common stock as of the close of business on March 3, 2004, are entitled to receive notice of and vote at the Annual Meeting. As of March 3, 2004, 61,029,838 shares of First Commonwealth common stock, par value $1.00 per share, were outstanding.

You are entitled to one vote for each share that you held as of the record date on all matters to be considered and acted upon at the Annual Meeting. First Commonwealth’s Articles of Incorporation do not permit you to cumulate your votes in connection with the election of directors.

The four nominees who receive the highest number of votes cast for the election of directors at the Annual Meeting will be elected as directors. An affirmative vote of a majority of the shares present and voting at the Annual Meeting is required to approve any other matter properly brought before the meeting.

Brokers that are member firms of the New York Stock Exchange and who hold shares in “street name” for their customers have the discretion to vote those shares with respect to certain matters, including the election of directors, if they have not received voting instructions from the beneficial owners of the shares. When a broker submits a proxy, but is prohibited or otherwise refrains from exercising this discretionary voting authority with respect to shares held in street name (commonly known as a “broker non-vote”), those shares will be included in determining whether a quorum is present but will have no effect on the outcome of the proposal. Likewise, abstentions will be included in determining whether a quorum is present but will have no effect on the outcome of a proposal.

Proxies for the Annual Meeting

This Proxy Statement was prepared at the direction of First Commonwealth’s Board of Directors to solicit your proxy for use at the Annual Meeting. If you duly execute and return the accompanying proxy card, the shares of First Commonwealth common stock represented thereby will be voted in the manner that you specify in the proxy card. The three persons named in the enclosed proxy have been selected by the Board of Directors and have indicated that they intend to vote shares represented by valid proxies FOR the election of the four nominees listed on page 6, unless the proxy card specifies that the shares be voted otherwise.

The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors. In the event, however, that one or more of the nominees die or are otherwise unable to serve, the proxy will be voted for such other person or persons as the Board of Directors may recommend.

You may revoke your proxy at any time before it has been voted by:

•	submitting written notice of revocation of your proxy to David R. Tomb, Jr., the Secretary of First Commonwealth, prior to voting at the Annual Meeting;

•	submitting a later dated proxy received by the Secretary of First Commonwealth; or

•	appearing at the Annual Meeting and requesting that your proxy be revoked (however, your appearance alone at the Annual Meeting will not of itself constitute a revocation of your proxy).

First Commonwealth is not aware of any other matters to be presented at the meeting. In the event other matters do properly come before the meeting the persons named in the proxy will vote in accordance with their judgment on such matters.

Solicitation of proxies may be made by personal interviews and telephone by management and other employees of First Commonwealth. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the stock held of record by such persons. Expenses for solicitation of all proxies will be paid by First Commonwealth.

COMMON STOCK OWNERSHIP OF MANAGEMENT

AND OTHER BENEFICIAL OWNERS

The following table sets forth information concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table on page 12 and by all directors and executive officers as a group. First Commonwealth is not aware of any person who, as of March 3, 2004, was the beneficial owner of more than 5% of the outstanding shares of First Commonwealth common stock, except First Commonwealth Trust Company, as described on page 4. Shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days are treated as outstanding for the purpose of computing the beneficial ownership of the person who holds the options, but not for the purpose of computing the percentage ownership of any other person or group.

Name	Amount/Nature Of Beneficial Ownership (1)	Related Footnote(s)	Percentage of Class(2)
Ray T. Charley	154,730	(10)	*
Edward T. Côté	219,800	(6,10)	*
David S. Dahlmann	21,841	(4,10)	*
John J. Dolan	117,734	(3,4,10)	*
Alan R. Fairman	225,165	(3,6,10)	*
Johnston A. Glass	267,134	(4,10)	*
Dale P. Latimer	1,832,996	(3,4,6,10)	3.01%
James W. Newill	582,344	(9,10)	*
Joseph E. O’Dell	334,095	(3,5,10)	*
John A. Robertshaw, Jr.	64,872	(3,10)	*
Laurie Stern Singer	20,919	(10)	*
Gerard M. Thomchick	204,118	(3,5,10)	*
David R. Tomb, Jr.	752,166	(3,4,5,6,7,10)	1.23%
E. James Trimarchi	830,261	(4,5,6,7,8,10)	1.36%

All directors and executive officers as a group (18 persons)	4,650,264	(3,4,10)	7.62%

*	Less than 1%
(1)	Under regulations of the Securities and Exchange Commission, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each director and executive officer has sole voting power and sole investment power over the shares indicated opposite his or her name in the table, and each member of a group has sole voting power and sole investment power over the shares beneficially owned by him or her that are included in the shares indicated for the group.
(2)	Percentage ownership is calculated based upon 61,029,838 shares of First Commonwealth common stock outstanding on March 3, 2004.
(3)	Does not include the following shares held by spouses, either individually or jointly with other persons, as to which voting and investment power is disclaimed by the director or officer: Mr. Dolan, 544; Mr. Fairman, 25,595; Mr. Latimer, 20,000; Mr. O’Dell, 5,773; Mr. Robertshaw, 6,264; Mr. Thomchick, 2,059; Mr. Tomb, 528; and all directors and executive officers as a group, 60,763.

(4)	Includes the following shares held jointly with spouses, as to which voting and investment power is shared with the spouse: Mr. Dahlmann, 10,232; Mr. Dolan, 1,295; Mr. Glass, 23,808; Mr. Latimer, 37,170; Mr. Tomb, 63,692; Mr. Trimarchi, 76,430; and all directors and executive officers as a group, 230,692.
(5)	Includes 52,172 shares held by Atlas Investment Company, of which Messrs. O’Dell, Thomchick, Tomb, and Trimarchi are each 25% owners and as to which they share voting and investment power.
(6)	Includes 204,000 shares owned by Berkshire Securities Corporation. Berkshire is a Pennsylvania corporation organized in 1976 for the purpose of acquiring and holding the securities of Pennsylvania banks. The officers, directors or stockholders of Berkshire include Messrs. Côté, Fairman, Latimer, Tomb, and Trimarchi, each of whom is an officer or director of First Commonwealth, among others. Each of the foregoing persons may be deemed to share voting and investment power of these shares.
(7)	Includes 318,876 shares held by County Wide Real Estate, Inc., of which Messrs. Tomb and Trimarchi are each 50% owners and as to which they share voting and investment power.
(8)	Includes 59,304 shares held by family interests of which Mr. Trimarchi exercises sole voting and investment power.
(9)	Includes 6,960 shares held by a family member over which Mr. Newill shares voting and investment power and 109,144 shares held in a family member’s trust for which Mr. Newill was granted sole voting and investment power.
(10)	Includes the following stock options currently exercisable or that will become exercisable within 60 days after March 3, 2004: Mr. Charley, 15,000 shares; Mr. Côté, 15,000 shares; Mr. Dahlmann, 6,000 shares; Mr. Dolan, 94,799 shares; Mr. Fairman, 6,000 shares; Mr. Glass, 209,482 shares; Mr. Latimer, 3,000 shares; Mr. Newill, 15,000 shares; Mr. O’Dell, 240,814 shares; Mr. Robertshaw, 3,000 shares; Ms. Singer, 11,000 shares; Mr. Thomchick, 129,635 shares; Mr. Tomb, 93,810 shares; Mr. Trimarchi, 62,891 shares; and all directors and other executive officers as a group, 1,150,446 shares.

As of February 27, 2004, First Commonwealth Trust Company, or FCTC for short, acting in a fiduciary capacity for various trusts and estates, including the First Commonwealth Employee Stock Ownership Plan, and the First Commonwealth 401(k) Retirement Savings and Investment Plan held an aggregate of 5,493,628 shares of First Commonwealth common stock or 9% of the shares outstanding as of March 3, 2004. FCTC has either sole or shared voting and investment power on these shares as listed below:

Total shares on which sole voting power is held:	1,671,204
Total shares on which voting power is shared:	3,822,424
Total shares on which sole investment power is held:	1,492,508
Total shares on which investment power is shared:	4,001,120

FCTC votes shares over which it has sole voting power. Where voting power is shared, shares are voted by FCTC in consultation with the other persons having voting power.

ELECTION OF DIRECTORS

Size and Composition of Board

First Commonwealth’s By-Laws allow the Board of Directors to determine its size from time to time, subject to a minimum of three and a maximum of twenty-five directors. The number of directors is currently fixed at twelve. The Board believes that its ideal size is between twelve and fifteen directors, and the Board may nominate additional directors for election at future annual meetings to maintain this target.

The Board of Directors is divided into three classes serving staggered three-year terms. Of the twelve directors, there are currently three directors in the class whose term expires in 2004, six directors in the class whose term expires in 2005, and three directors in the class whose term expires in 2006. To ensure that each class of directors is approximately equal in size, Director Joseph E. O’Dell, whose term would not have otherwise expired until 2005, has been nominated for reelection at the 2004 Annual Meeting for a three-year term expiring in 2007. In addition, the Board may nominate directors from future classes for terms of less than three years as necessary to ensure that each class is approximately equal in size.

Director Independence

The Board of Directors has affirmatively determined that eight of its twelve members meet the standards for independence as defined in applicable New York Stock Exchange Listing Standards. In making this determination, the Board has determined that a director may be independent even if he or she has business relationships with First Commonwealth or one of its affiliates, as long as, in the Board’s business judgment:

•	any transaction involving the director is entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons;

•	the relationship complies with all applicable federal and state regulations; and

•	the relationship would not interfere with the director’s exercise of judgment independent from management of First Commonwealth.

Nominees for Election to the Board

Directors David S. Dahlmann, Alan R. Fairman, Joseph E. O’Dell and E. James Trimarchi have been nominated for election at the 2004 Annual Meeting of Shareholders for terms expiring in 2007. Each director elected this year will continue in office until a successor has been elected. Although the Board has no reason to believe that any nominee will be unable to serve, in that event, the persons named in the accompanying proxy intend to vote for the balance of those who have been nominated, and, if they deem it advisable, for a substitute nominee.

Information about the nominees, each of whom is presently a member of the Board, and about the other directors whose terms of office will continue after the Annual Meeting, is set forth in the table below. The nominees and other directors have held the position shown for more than five years unless otherwise indicated. Many directors also serve as directors or officers of subsidiaries of First Commonwealth. Those subsidiaries include First Commonwealth’s two banking subsidiaries, First Commonwealth Bank (or “FCB”) and First

Commonwealth Trust Company (or “FCTC”), as well as First Commonwealth Professional Resources, Inc. (or “FCPRI”), a professional services affiliate, First Commonwealth Systems Corporation (or “FCSC”), a data processing subsidiary, First Commonwealth Insurance Agency, Inc. (or “FCIA”), a wholly-owned insurance agency subsidiary of First Commonwealth Bank, and First Commonwealth Financial Advisors, Inc. (or “FCFA”), a financial planning, consulting and asset management firm. For convenience, references to these subsidiaries in the following table have been abbreviated as indicated above. First Commonwealth also jointly owns Commonwealth Trust Credit Life Insurance Company (or “CTCLIC”), a reinsurer of credit life and accident and health insurance.

Nominees for a Term Ending in 2007:

Name	Director Since	Business Experience and Age Including Principal Occupation for Past Five Years
David S. Dahlmann	1998	Adjunct Professor, Saint Vincent College; formerly Vice Chairman of First Commonwealth Financial Corporation; formerly President and Chief Executive Officer of Southwest Bank (which we acquired in 1998 and merged into FCB in October 2002); formerly President and Chief Executive Officer of Southwest National Corporation; Director of FCB, FCTC, FCIA, and FCFA; Age 54

Alan R. Fairman	2002	Partner, Fairman Drilling Company; formerly Business Manager of Fairman Drilling Company; Director of FCB, FCTC, FCIA, FCFA, and New Mexico Banquest Investors Corp. (“NMB”); Age 50

Joseph E. O’Dell	1994	President and Chief Executive Officer of First Commonwealth Financial Corporation; Director of FCB, FCTC, FCIA, FCPRI, FCSC, and FCFA; Age 58

E. James Trimarchi	1982	Chairman of the Board of First Commonwealth Financial Corporation; Director of FCB, FCTC, FCIA, FCPRI, FCSC, FCFA, and CTCLIC; Age 81

The Board of Directors unanimously recommends that you vote “FOR” the election of these four nominees to the Board of Directors.

Continuing Directors Whose Terms End in 2005:

Name	Director Since	Business Experience and Age Including Principal Occupation for Past Five Years
Ray T. Charley	1998	Chief Executive Officer, Thomi Co. (retail grocers); Director of FCB, FCTC, FCIA, and FCFA; Age 52

Edward T. Côté	1984	Associate, The Wakefield Associates (Investment Banking); Age 67

Johnston A. Glass	1986	Vice Chairman of First Commonwealth Financial Corporation; President and Chief Executive Officer of FCB; Director of FCB, FCTC, FCIA, FCPRI, FCFA, and FCSC; Age 54

Dale P. Latimer	1984	Chairman of the Board and Chief Executive Officer, R&L Development Company (heavy construction); Director of FCB, FCTC, FCIA, FCFA, and NMB; Age 73

David R. Tomb, Jr.	1983	Partner, Tomb and Tomb (attorneys-at-law); Senior Vice President, Secretary and Treasurer of First Commonwealth Financial Corporation; Director of FCB, FCTC, FCIA, FCPRI, FCSC, FCFA, and CTCLIC; Age 72

Continuing Directors Whose Terms End in 2006:

Name	Director Since	Business Experience and Age Including Principal Occupation for Past Five Years
James W. Newill	1998	Certified Public Accountant, formerly President, J. W. Newill Company (public accounting); Age 69

John A. Robertshaw, Jr.	1998	President, Robertshaw Management, LTD; Director of FCB, FCTC, FCIA, FCFA; Age 77

Laurie Stern Singer	1998	President, Allegheny Valley Development Corporation; formerly President, Allegheny Valley Chamber of Commerce; Age 52

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board of Directors

During 2003 the Board of Directors held four regular meetings and three special meetings. All of the directors attended at least 75% of the total number of meetings of the Board and all committees of which they were members.

Annual Meeting Attendance by Directors

The directors are encouraged but not required to attend the Annual Meetings of shareholders. Last year six out of twelve directors attended the Annual Meeting.

Committees of the Board of Directors

The Board of Directors has established the following standing committees: Executive, Audit, Governance, and Executive Compensation. The Governance Committee also acts as a Nominating Committee.

Executive Committee. The Executive Committee possesses and exercises all the powers of the Board, except for matters which are required by law to be acted upon by the full Board. The members of the Executive Committee are Directors Trimarchi (Chairman), Tomb (Secretary), Charley, Côté, Dahlmann, Fairman, Glass, Latimer, Newill, O’Dell, Robertshaw, and Singer. The Executive Committee does not meet on a scheduled basis, but meetings may be called if action is required when the Board is not in session. The Executive Committee did not meet during 2003.

Audit Committee. The Audit Committee is comprised of Directors Newill (Chairman), Côté, and Singer. The Committee met eight times in 2003. Former Audit Committee Chairman Dale P. Latimer rotated off the Audit Committee in April 2003 to serve on other Board Committees, and Laurie Stern Singer was elected as a member of the Audit Committee to replace Mr. Latimer. The function of the Audit Committee is primarily to assist the Board in monitoring the integrity of First Commonwealth’s financial statements, the independent auditor’s qualifications and independence, the performance of First Commonwealth’s internal audit function and independent auditors, and First Commonwealth’s compliance with legal and regulatory requirements. A detailed list of the Audit Committee’s functions is included in its charter. The Board approved revisions to the charter in January 2004, and a copy of the charter is included in Appendix I of this proxy statement. The charter is also available on First Commonwealth’s website as described below. The Board of Directors has determined that all three members of the Audit Committee satisfy the independence and financial literacy requirements of the New York Stock Exchange and that Director Newill qualifies as the “audit committee financial expert” as defined by Securities and Exchange Commission rules. A report of the Audit Committee follows on page 18.

Governance Committee. The Governance Committee currently consists of Directors Trimarchi (Chairman), Fairman, Latimer, Newill, Robertshaw, Singer, and Tomb. During 2003, the Governance Committee held four regular meetings. The Governance Committee is responsible for measuring the performance of executive officers and members of the Board of Directors and for recommending management succession plans. The Governance Committee also acts as a nominating committee to recommend candidates for election to the Board of Directors at each Annual Meeting and to identify and recommend qualified individuals to become Board members or to fill vacant seats. To comply with the New York Stock Exchange listing standards, Directors Trimarchi and Tomb will resign from the Governance Committee effective as of the 2004 Annual Meeting. The Governance Committee will then consist of Directors Fairman, Latimer, Newill, Robertshaw, and Singer, each of whom has been determined by the Board of Directors to satisfy the independence requirements of the New York Stock Exchange. The chair of the Governance Committee will be selected at a meeting of the Board following the Annual Meeting

Executive Compensation Committee. The Executive Compensation Committee is comprised of Directors Côté (Chairman), Fairman, and Latimer. The purpose of the Executive Compensation Committee is to annually review and determine the compensation of all directors, senior executive officers and the CEO of First Commonwealth, including incentive compensation plans and equity-based plans. The Executive Compensation Committee met nine times in 2003. The Board of Directors has determined that each member of the Executive Compensation Committee meets the independence requirements of the New York Stock Exchange. A report of the Executive Compensation Committee follows on page 15.

To obtain copies of the current charters of the Audit Committee, Governance Committee and Executive Compensation Committee, visit First Commonwealth’s website at http://www.fcbanking.com. Click on “Investor Relations,” then click “Corporate Governance,” then select the charter that you would like to view. You may also request a copy of any charter by writing to First Commonwealth, at P.O. Box 400, Indiana, Pennsylvania 15701, Attention: Investor Relations.

Meetings of Non-Management Directors

First Commonwealth’s non-management directors meet at regularly scheduled executive sessions without any management directors in attendance. David S. Dahlmann has been designated as the Lead Independent Director and will preside over the executive sessions.

Procedures for Nominating Directors

The By-Laws of First Commonwealth require that any shareholder who intends to nominate or cause to have nominated any candidates for election to the Board of Directors (other than a candidate proposed by First Commonwealth’s then existing Board of Directors) must notify the Secretary of First Commonwealth, in writing, not less than 120 days in advance of the anniversary of the date on which First Commonwealth mailed its proxy statement in connection with the previous year’s Annual Meeting (for the 2004 Annual Meeting, such notification must have been received by the Secretary on or before November 24, 2003).

The notification should contain the following information, to the extent known by the notifying shareholder:

•	The name, address, age, and principal occupation of each proposed nominee and the number of shares of First Commonwealth stock owned by each proposed nominee;

•	The name, residence address, and number of shares of First Commonwealth Stock owned by the notifying shareholder;

•	The total number of shares that, to the knowledge of the notifying shareholder, will be voted for each proposed nominee;

•	A description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	Such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

•	The written consent of each nominee, signed by such nominee, to serve as a director of First Commonwealth if so elected.

Nominations should be delivered to the Corporate Secretary at the following address:

First Commonwealth Financial Corporation

P.O. Box 400

Indiana, Pennsylvania 15701

Attention: Corporate Secretary

The Board of Directors as a whole will consider nominations submitted by a shareholder if submitted in accordance with the By-Laws and otherwise in time for such consideration.

Criteria for Director Nominees

In considering possible candidates for nomination as a director, the Governance Committee is guided by the following criteria. Candidates should:

•	Have a minimum of five years experience in a business related field;

•	Reside within reasonable proximity of First Commonwealth’s geographical area;

•	Be involved with professional, service or non-profit groups;

•	Maintain a financial relationship with First Commonwealth’s subsidiary bank;

•	Agree to serve on one standing committee of the Board;

•	Own at least a minimum of 5,000 shares of First Commonwealth stock, to be increased to 15,000 shares by the end of first term; and

•	Have sufficient time available to devote to the affairs of First Commonwealth and to attend meetings as frequently as necessary.

COMPENSATION OF DIRECTORS

Directors are compensated at the rate of $1,750 per quarterly meeting attended. Directors who do not serve in a management capacity with First Commonwealth or one of its affiliates also receive an annual retainer of $12,000. Committee members receive $1,000 per committee meeting attended. Members who act in the capacity of Chairman or Secretary of a committee also receive an additional $250 per committee meeting attended. In addition, each member of the board who is not an employee of First Commonwealth is eligible to receive options to purchase First Commonwealth stock pursuant to First Commonwealth’s Compensatory Stock Option Plan. Option grants are made at the discretion of the Executive Compensation Committee. Each non-employee director received non-qualified options to purchase 3,000 shares of common stock on January 13, 2003. These options are currently exercisable at an exercise price of $12.06 per share, and will expire on January 13, 2013.

The Deferred Compensation Plan for Non-Employee Directors allows non-employee directors to defer receipt of any retainers and Board and committee meeting fees, including amounts paid for Advisory Board service. At the election of the director, the deferred amounts are credited to a stock account, a non-stock account, an investment account or any combination thereof. Payments under the plan are made as a lump sum at the earlier of the cessation of service as a director or the death or disability of the director.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information regarding compensation received by the Chief Executive Officer and the remaining four most highly compensated executive officers of First Commonwealth (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($) (2)
Joseph E. O’Dell President and Chief Executive Officer of the Corporation	2003 2002 2001	441,750 424,500 409,000	42,950 0 0	34,082 39,205 41,442	106,295 57,499 63,098

E. James Trimarchi Chairman of the Board of the Corporation	2003 2002 2001	412,200 397,500 382,500	0 0 0	31,876 36,667 38,730	19,200 19,540 17,374

Johnston A. Glass Vice Chairman of the Corporation and President and Chief Executive Officer of FCB	2003 2002 2001	375,250 333,500 314,000	36,300 0 0	26,563 30,556 31,312	43,667 40,436 40,299

Gerard M. Thomchick Chief Operating Officer of the Corporation and President and Chief Executive Officer of FCPRI	2003 2002 2001	365,100 354,500 324,750	33,135 0 0	25,500 29,333 30,288	38,938 36,662 36,882

John J. Dolan Executive Vice President and Chief Financial Officer of the Corporation	2003 2002 2001	260,000 200,000 190,000	26,000 13,520 0	16,347 18,803 14,140	29,520 19,540 17,374

(1)	Includes compensation for services on boards and committees of the Corporation and before employee voluntary SERP (deferred compensation) reduction.
(2)	Includes for 2003 for Messrs. O’Dell, Trimarchi, Glass, Thomchick, and Dolan, respectively, the following compensation amounts: (i) matching contributions to the individual’s account under the 401(k) plan of $8,000, $8,000, $8,000, $8,000, and $8,000; (ii) discretionary contributions to the individual’s account under the 401(k) plan of $6,000, $6,000, $6,000, $6,000, and $6,000; (iii) the allocation of shares under the ESOP of $5,200, $5,200, $5,200, $5,200, and $5,200; (iv) matching and automatic contributions to the individual’s account under the SERP of $86,381, $0, $23,916, $19,738, and $10,320; (v) and the imputed income from the split dollar life insurance policies on December 23, 2003, when the plan was canceled of $714, $0, $551,$0, and $0.

The following tables set forth certain information regarding stock options granted in 2003 to the Chief Executive Officer and the Named Executive Officers.

STOCK OPTION GRANTS IN FISCAL YEAR 2003

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees In Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value At Assumed Rates of Stock Price Appreciation For Option Term ($)
					0%	5%	10%
Joseph E. O’Dell	34,082	5.4	$12.06	1/13/13	$0	$258,494	$655,074
E. James Trimarchi	31,876	5.1	$12.06	1/13/13	$0	$241,763	$612,674
Johnston A. Glass	26,563	4.2	$12.06	1/13/13	$0	$201,466	$510,555
Gerard M. Thomchick	25,500	4.0	$12.06	1/13/13	$0	$193,404	$490,124
John J. Dolan	16,347	2.6	$12.06	1/13/13	$0	$123,983	$314,198

Gains applicable to all Shareholders (2)					$0	$460,468,446	$1,166,917,449

(1)	Options in 2003 were granted under the 1995 Stock Option Plan with an exercise price equal to fair market value on the date of the grant. The options became fully vested on December 31, 2003.
(2)	The potential realizable gain to all shareholders (based on 60.7 million shares of First Commonwealth common stock outstanding and the market price of $12.06) at 0%, 5%, and 10% assumed growth rates over a term of ten years is provided as a comparison to the potential gain realizable by the Named Executive Officers at the same assumed annual rates of stock appreciation.

AGGREGATE STOCK OPTION EXERCISES IN FISCAL YEAR 2003

AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2003 (#)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph O’Dell	0	0	304,326	0	975,819	0
E. James Trimarchi	129,294	1,320,463	109,583	0	236,037	0
Johnston Glass	0	0	209,482	0	645,680	0
Gerard M. Thomchick	0	0	159,651	0	421,153	0
John J. Dolan	0	0	94,799	0	270,612	0

AGREEMENTS WITH EXECUTIVE OFFICERS

Change in Control Agreements

Certain of First Commonwealth’s executive officers, including the Named Executive Officers, and other key employees are parties to change in control agreements with First Commonwealth. The terms of the change in control agreements are summarized below. Except as described below, all of the change in control agreements are identical in all material aspects.

If, within one year following the occurrence of a change in control of First Commonwealth, the employer involuntarily terminates the employment of the executive (other than for “cause” as defined below), substantially reduces the executive’s title, responsibilities, power or authority, reduces the executive’s base compensation, assigns duties which are inconsistent with previous duties, or undertakes similar actions, the former executive will be entitled to receive a severance benefit equal to one year’s base compensation (payable in twelve monthly installments). The former executive will continue to receive health insurance and other principal employee benefits during the one year period following the termination of his or her employment. The former executive will no longer be entitled to receive severance payments if he or she enters into competitive employment during that one-year period. “Cause” for termination exists if the executive commits a felony resulting in, or intended to result in, monetary harm to First Commonwealth, its customers, or affiliates, or if the executive intentionally fails to perform his or her duties for 30 consecutive days following written notice from First Commonwealth that such duties are not being performed.

The change in control agreement with Mr. O’Dell, the President and Chief Executive Officer of First Commonwealth, provides for severance payments to be made if the employer involuntarily terminates Mr. O’Dell’s employment (other than for “cause” as defined above), reduces his responsibilities or takes similar actions as described above, within three years following a change in control (rather than one year as provided in the other change in control agreements). Furthermore, Mr. O’Dell’s change in control agreement provides a severance benefit equal to three year’s compensation (payable in thirty-six monthly installments) with continuation of health insurance and other principal employee benefits during that period. In addition, Mr. O’Dell may also trigger the payment of severance benefits (in the same amount and under the same conditions described above) by voluntarily terminating employment within one year following a change in control. However, the voluntary termination provision will no longer be available once Mr. O’Dell attains normal retirement age under any of First Commonwealth’s regular retirement plans.

The change in control agreements with Mr. Thomchick, Senior Executive Vice President of First Commonwealth, and Mr. Glass, Vice Chairman of First Commonwealth and President and CEO of First Commonwealth Bank, are substantially identical to Mr. O’Dell’s change in control agreement except that severance payments are triggered only if an involuntary termination of the executive’s employment or other triggering event occurs within two years of the change in control and the total severance benefit in his case is equal to two years compensation (payable in 24 monthly installments).

Severance Agreement

First Commonwealth Bank and Mr. Glass are parties to a severance agreement that provides certain benefits to Mr. Glass if his employment is terminated by Mr. Glass for any reason or by First Commonwealth Bank for reasons other than just cause prior to his 63rd birthday. In that event, Mr. Glass would receive severance payments for 24 months following his separation based on his rate of annual compensation at the time of separation. Mr. Glass would be prohibited from employment with a competitor, directly or indirectly, in First Commonwealth Bank’s market area in the 24 months following his termination without just cause. First Commonwealth Bank would continue to pay its share of the cost of health insurance premiums for Mr. Glass for 24 months following his separation. If Mr. Glass is terminated for just cause, he would not be entitled to receive any payments under the agreement. “Cause” for termination exists if the executive commits a felony resulting in, or intended to result in, monetary harm to First Commonwealth, its customers, or affiliates, or if the executive intentionally fails to perform his or her duties for 30 consecutive days following written notice from First Commonwealth that such duties are not being performed.

Notwithstanding anything to the contrary set forth in any of First Commonwealth’s previous filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 19 shall not be incorporated by reference into any such filings.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The following is a report by the Executive Compensation Committee of the Board of Directors of First Commonwealth Financial Corporation (the “Committee”). The report provides shareholders an explanation of the Committee’s executive compensation policies and specific compensation decisions.

Executive Compensation Committee

The Committee oversees compensation of directors, senior executive officers, and the CEO of First Commonwealth. The Committee’s goal is to administer an executive compensation program that helps maximize shareholder value by using incentives to place a portion of total compensation at risk and that provides financial rewards only when the performance level of First Commonwealth justifies such rewards.

The Committee met nine times in 2003. Each meeting of the Committee is documented in the form of minutes and submitted to the Board of Directors.

Executive Compensation Principles

The Board of Directors has adopted an Executive Compensation Statement of Principles. These Principles provide guidance for the deliberations of the Committee and are the basis for the Committee’s decisions. The Principles emphasize that salaries should be established based upon relevant peer group comparisons, that tax advantaged plans should be used when appropriate, and that compensation programs should optimize the incentive of the executive officers to increase First Commonwealth’s long-term performance.

Accordingly, the Executive Compensation Program is structured to foster decisions and actions that will have a strong positive impact on First Commonwealth’s long-term performance. For this reason, participation in the programs administered by the Committee is limited to those executives who have the greatest opportunity to bring about the achievement of First Commonwealth’s long-term strategic objectives.

The Executive Compensation Committee has established the following parameters for executive compensation under the 2003 program:

1.	An overall program which is not complex and may be readily communicated and easily understood by participants and shareholders.

2.	Base salary that ranges from the fiftieth to seventy-fifth percentile of the competitive rate for the position as defined by selected peer group information.

3.	Base salary adjustments that maintain internal equity.

4.	An annual cash incentive payable on the basis of First Commonwealth’s financial success for the year. In addition, cash awards may be made upon the attainment of First Commonwealth’s strategic objectives.

5.	Utilization of IRS “qualified” plans whenever they are in the best interests of both the executive officer and First Commonwealth.

6.	Use of equity-based compensation through First Commonwealth’s 1995 Compensatory Stock Option Plan to provide a long-term incentive for the executive officers and senior employees of First Commonwealth to maximize First Commonwealth’s stock price and increase shareholder value.

7.	Use of nonqualified plans to restore the benefits of a select group of executives that are otherwise limited due to limits under the Internal Revenue Code.

The Executive Compensation Committee utilized several factors to define an appropriate competitive peer group including the type of company from which executive talent might be recruited, a logical geographical region, and the ability to identify and make relevant comparisons of executive officer positions in terms of responsibilities and performance.

The 2003 peer group was structured utilizing this methodology and philosophy and, in the opinion of the Committee, represents a fair and reasonable standard against which executive pay may be compared.

Executive Compensation Programs

The primary components of First Commonwealth’s Executive Compensation Program are base salaries, an annual cash incentive plan, a stock option plan, and benefits. Compensation was set to correspond with the Principles identified earlier in this report.

Base salaries are determined after taking into account the position, responsibilities, and competitive salary data as defined by comparable peer group information from similarly sized bank and bank holding companies in the Middle Atlantic and adjacent states.

Under the annual cash incentive plan, executive officers are rewarded based on the annual increase in primary earnings per share. Cash awards may also be made to executive officers when strategic objectives are attained.

Under the shareholder-approved Compensatory Stock Option Plan, executives may be awarded incentive stock options and nonqualified stock options. These stock options enable the optionee to purchase (at some point in the future) First Commonwealth’s common stock at its market price as determined on the day of the option award. The Committee is currently evaluating what role options should play in the future.

Executives participate in the normal benefit programs available to employees of First Commonwealth and its affiliates. Supplemental arrangements are used to restore benefits that would otherwise be limited by the Internal Revenue Code.

Chief Executive Officer Compensation

In 2003, Mr. O’Dell completed his ninth year as President and Chief Executive Officer of First Commonwealth. He received a base salary of $429,500. Based upon First Commonwealth’s strategic merger activities in 2003, he earned a cash award of $42,950. Based on its governing Principles and market practices, the Committee awarded Mr. O’Dell options on 34,082 shares in 2003. The options vested on December 31, 2003, and accrue value only to the extent that First Commonwealth’s stock price rises. In 2003, Mr. O’Dell participated in First Commonwealth’s 401(k) Plan and ESOP. As such, First Commonwealth made contributions to his accounts under these plans in 2003.

The Committee believes these compensation levels to be appropriate in light of the governing Principles outlined herein.

Impact of IRC Section 162(m)

Section 162(m) of the Internal Revenue Code (IRC) limits the deductibility of compensation paid to an employee in excess of $1,000,000. Compensation deemed to be “performance-based” is exempt from Section 162(m) if certain criteria are met. Currently, the Committee does not anticipate the loss of any deduction due to Section 162(m). The Committee will continue to monitor its Executive Compensation Program in light of Section 162(m) and take such actions as it deems appropriate.

Submitted by the Executive Compensation Committee:

Edward T. Côté, Chairman

Alan R. Fairman

Dale P. Latimer

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter outlining the duties and responsibilities for the Audit Committee, which is included as revised in Appendix I to this proxy statement. The Audit Committee members are independent as defined in the New York Stock Exchange listing standards.

The Audit Committee has:

1.	Reviewed and discussed the audited financial statements with management;

2.	Discussed with the independent auditors, Ernst & Young LLP (“Ernst & Young”), the matters required to be discussed by Statement on Auditing Standards No. 61; and,

3.	Received the written disclosures and the letter from the independent auditors, Ernst & Young, required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditor’s independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in First Commonwealth’s annual report on Form 10-K for the last fiscal year for filing with the Commission.

Submitted by the Audit Committee:

James W. Newill, Chairman

Edward T. Côté

Laurie Stern Singer

STOCK PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return on First Commonwealth’s stock against the cumulative total return of the Russell 2000 Index and the “First Commonwealth Peer Group,” which consists of selected bank holding companies operating in Pennsylvania with assets between one and eight billion dollars, including FNB Corporation, Fulton Financial Corporation, S & T Bancorp Inc., Susquehanna Bancshares Inc., and AmeriServ Financial, Inc. for the five years commencing January 1, 1999 and ending December 31, 2003.

Cumulative Five Year Total Return

First Commonwealth vs. Russell 2000 and Peer Group

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
First Commonwealth Financial	100.00	102.34	90.46	109.43	114.60	149.12
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
First Commonwealth Peer Group	100.00	84.90	99.38	114.57	121.66	161.46

Assumes that the value of the investment in First Commonwealth stock and each index was $100 on January 1, 1999 and that all dividends were reinvested.

EXECUTIVE COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee consists of Directors Côté, Fairman, and Latimer. No member was an officer or employee of First Commonwealth during 2003 nor has ever been an officer or employee of the First Commonwealth or a subsidiary. Further, during 2003, no executive officer of First Commonwealth served on a compensation committee (or other board committee performing equivalent functions) or Board of Directors of any entity related to the above named Committee members or of any entity whose executive officers served as a director of First Commonwealth.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires First Commonwealth’s directors and executive officers, and persons who own more than ten percent of a registered class of First Commonwealth’s equity securities, to file with the Securities and Exchange Commission an initial report of ownership and reports of changes in ownership of our common stock and other equity securities of First Commonwealth. Executive officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish First Commonwealth with copies of all Section 16(a) forms they file. Based solely on its review of the copies of forms received by it, and written and oral representation from its directors, executive officers and greater than ten-percent shareholders, First Commonwealth is not aware of any late filings or failures to file Section 16(a) forms during 2003.

INTERESTS OF NOMINEES, DIRECTORS, AND OFFICERS

IN CERTAIN TRANSACTIONS

During 2003, David R. Tomb, Jr., attorney-at-law, and the law firm of Tomb and Tomb of which Mr. Tomb is a partner performed legal services for First Commonwealth and First Commonwealth Bank. Mr. Tomb is a director and executive officer of First Commonwealth. The fees paid for services during 2003 were $70,000.

First Commonwealth has made and intends to continue to make loans through its subsidiary, First Commonwealth Bank, to various of its Directors and executive officers, and to corporations or other entities in which they may own a controlling interest. Any such loans were and will be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not and will not involve more than a normal risk of collectibility or present other unfavorable features.

In addition to loans made by its banking subsidiary, First Commonwealth, through an executive loan plan, has advanced amounts from time to time to executive officers of First Commonwealth. During 2003 Mr. O’Dell and Thaddeus J. Clements, each an executive officer, had outstanding loan balances and these amounts are included in Note 26 “Related Party Transactions” of First Commonwealth’s Annual Report on Form 10-K along with those credits issued to Directors and executive officers through First Commonwealth’s banking subsidiary. The highest amount outstanding during 2003 was $378,090 and $119,975 for O’Dell and Clements, respectively. The balance outstanding at February 27, 2004, was $326,537 and $103,529, respectively. These loans were extended through a line of credit and carry an interest rate at the New York City prime rate. First Commonwealth discontinued advancing amounts under this plan as of July 30, 2002.

ACCOUNTANTS

On November 7, 2002, First Commonwealth dismissed its prior independent accountant, Deloitte & Touche LLP, effective upon completion of Deloitte & Touche’s audit of First Commonwealth’s financial statements for the year ended December 31, 2002, and engaged Ernst & Young LLP as its independent accountant for the year ending December 31, 2003. The decision to dismiss Deloitte & Touche was recommended by the Audit Committee and approved by the full Board of Directors. Ernst & Young has been retained by the Audit Committee to serve as First Commonwealth’s independent public accountant for its 2004 fiscal year.

The report of Deloitte & Touche on First Commonwealth’s financial statements for the year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, there were no disagreements between First Commonwealth and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its reports on First Commonwealth’s consolidated financial statements.

In addition, the report of Ernst & Young on First Commonwealth’s financial statements for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, nor was there any disagreement between First Commonwealth and Ernst & Young concerning any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report.

Aggregate fees for the fiscal year ended December 31, 2003, billed or to be billed by First Commonwealth’s principal accounting firm, Ernst & Young, and for the fiscal year ended December 31, 2002, by First Commonwealth’s prior principal accounting firm, Deloitte & Touche, were:

	Ernst & Young 2003	Deloitte & Touche 2002
Audit Fees	$381,000	$305,450
Audit Related Fees (a),(b)	$21,000	$50,300
Tax Fees	$0	$0
All Other Fees	$0	$0

(a)	Ernst & Young’s “Audit Related Fees” for the year ended December 31, 2003, were for employee benefit plan audits and a student loan attestation report of which 100% were pre-approved.

Deloitte & Touche’s “Audit Related Fees” for the year ended December 31, 2002, were for employee benefit plan audits, accounting research, and a student loan attestation report of which 94.4% were pre-approved.

(b)	The Audit Committee has considered whether the provision of these services is compatible with maintaining the independent accountant’s independence.

All auditing services (which may entail providing comfort letters in connection with registered offerings of securities) and all non-audit services provided to First Commonwealth by First Commonwealth’s auditors which are not prohibited by law are pre-approved by the Audit Committee pursuant to established policy and procedures.

The pre-approval policy generally states that unless a type of service to be provided by the independent auditor has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed service exceeding pre-approved cost levels requires specific pre-approval by the Audit Committee. The term of the general pre-approval is usually 12 months from the date of pre-approval. The Audit Committee revises the list of general pre-approved services from time to time. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals. The decision of any member to whom authority is delegated to pre-approve an activity is presented to the full Audit Committee at its next scheduled meeting.

A representative from Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

ANNUAL REPORT

A copy of First Commonwealth’s Annual Report to Shareholders for the fiscal year ended December 31, 2003, is enclosed with this Proxy Statement.

A copy of the First Commonwealth’s annual report on Form 10-K for 2003 as filed with the Securities and Exchange Commission may be obtained without charge upon written request to: David R. Tomb, Jr., Secretary/Treasurer, P.O. Box 400, Indiana, Pennsylvania 15701.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

First Commonwealth shareholders who want to communicate with the Board or any individual Director can write to:

First Commonwealth Financial Corporation

Attn: Board Communications

P.O. Box 400

Indiana, PA 15701

Your letter should indicate that you are a First Commonwealth shareholder. Depending on the subject matter, management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

In addition, First Commonwealth has retained an independent service provider to receive calls from shareholders and other interested parties who wish to communicate with the non-management directors. The telephone number for this service is 1-866-825-5283. The independent service provider will forward all communications to the Lead Independent Director who will take such action as he deems appropriate. A summary report of all communications received and actions taken by the Lead Independent Director will be presented during the next executive session of the non-management directors and, if the non-management directors deem appropriate, to the full Board.

SHAREHOLDER PROPOSALS

Proposals of First Commonwealth shareholders intended to be presented at the Annual Meeting of Shareholders to be held in the year 2005 must be received by the Secretary of First Commonwealth not later than November 19, 2004, in order to be considered for inclusion in First Commonwealth’s proxy statement for that meeting.

In connection with the 2004 Annual Meeting of Shareholders, if First Commonwealth does not receive notice of a matter or proposal to be considered (whether or not the proponent thereof intends to include such matter or proposal in the proxy statement of First Commonwealth) on or before February 3, 2004 (45 days prior to mailing date of this year’s proxy statement), then the persons appointed by the Board of Directors to act as the proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal at such annual meeting, if such matter or proposal is raised at such annual meeting.

APPENDIX I

FIRST COMMONWEALTH FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of First Commonwealth Financial Corporation (the “Corporation”), (2) the independent auditor’s qualifications and independence, and (3) the performance of the Corporation’s internal audit function and independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements.

The primary responsibility of the audit committee is to oversee the Corporation’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Corporation’s financial statements and related disclosures and the Corporation’s independent auditors are responsible for auditing those financial statements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and in accordance with GAAP. It shall be the duty of the Audit Committee to assist the Board in the oversight of the Corporation’s legal and regulatory requirements. It is not the duty of the Audit Committee to assure compliance with the Corporation’s Code of Conduct and Ethics.

Committee Membership

The Committee shall consist of no fewer than three and no more than five members, each of whom shall be a director of the Corporation. Each member of the Committee shall meet the independence and experience requirements of the listing standards of the New York Stock Exchange and the SEC and all other applicable legal requirements. 1

Each member of the Committee shall be “financially” literate in the business judgment of the Board. A majority of the members of the Committee shall constitute a quorum.

The Committee members shall be appointed in accordance with the Corporation’s bylaws and policies established by the Board. The Committee members may be replaced by the Board.

The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee without the consent of management or the Board. The Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions periodically. The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this

[1]	The NYSE listing standards define an “independent director” as a director (i) who the Board of Directors affirmatively determines has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company); (ii) who has not been an employee or whose immediate family member has not been an executive officer for the Company for at least three years; (iii) who has not received, or whose immediate family member has not received, more than $100,000 per year in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued services) in the past three years; (iv) who is not, or whose immediate family member is not, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate) for at least three years; (v) who is not, or whose immediate family member is not, employed as an executive officer of another company where any of the Company’s executive officers serve on such other company’s compensation committee until three years after the end of such service or employment; (vi) who has not, or whose immediate family member has not, been an executive officer or employee of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single year, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Under the SEC Act of 1934 Rule 10A-3b1ii, in order to be considered independent, a member of an Audit Committee of a listed issuer, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board Committee: (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof; or (ii) be an affiliated person of the Company or any subsidiary thereof.

Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Audit Committee’s own performance and present such review to the Board.

Statement of Policy

The Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, the investment community and others relating to the Corporation’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Corporation’s financial statements.

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing circumstances and conditions.

The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by (i) officers and other employees of the Corporation or its direct or indirect subsidiaries, whom such member believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

Committee Authority and Responsibilities

•	Responsibilities Relating to Retention of Public Accounting Firms - The Committee shall be directly responsible for the appointment, compensation, oversight of the work, evaluation and termination of any accounting firm employed by the Corporation (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and related work. The accounting firm shall report directly to the Committee.

•	Preapproval of Services - All auditing services (which may entail providing comfort letters in connection with securities underwritings) and all non-audit services, provided to the Corporation by the Corporation’s auditors which are not prohibited by law shall be preapproved by the Committee pursuant to such processes as are determined to be advisable. Pre-approved shall include blanket pre-approval of non-prohibited services for limited dollar amounts which the Committee, in its business judgment, does not believe possess the potential for abuse or conflict.

•	Exception - The preapproval requirement set forth above, shall not be applicable with respect to the provision of non-audit services, if:

(i)	the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than 5 percent of the total amount of revenues paid by the Corporation to its auditor during the fiscal year in which the non-audit services are provided;

(ii)	such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and

(iii)	such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

•	Delegation - The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

•	Complaints - The Committee shall establish procedures to facilitate:

(i)	the receipt, retention, and treatment of complaints received by the Corporation from third parties regarding accounting, internal accounting controls, or auditing matters; and

(ii)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(iii)	The Committee shall have the responsibility of discussing with management, the internal auditors and the independent auditor any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies and review management’s replies to such correspondence, complaints, or reports.

Financial Statement and Disclosure Matters. The Committee, to the extent it deems necessary or appropriate, shall:

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operation, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Form 10-K.

•	Review and discuss with management and the independent auditor the Corporation’s quarterly financial statements, including the disclosures made in management’s discussion and analysis of financial condition and results of operations prior to the filing of the Corporation’s Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including (i) any significant changes in the Corporation’s selection or application of accounting principles, (ii) any major issues as to the adequacy of the Corporation’s internal controls and disclosure controls and procedures (as defined in SEC Rule 13a-14(c)), (iii) the development, selection and disclosure of critical accounting estimates, (iv) analyses of the effect of alternative assumptions, estimates or GAAP methods on the Corporation’s financial statements, (v) analyses and disclosure of financial trends, and (vi) presentation of the financial statements and notes thereto.

•	Discuss with management the Corporation’s earnings press releases, including the use of “pro forma,” “adjusted” or other non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Discuss with management and the independent auditor the effect of accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

•	Discuss with management, the internal auditors and the legal/compliance department the effect of regulatory initiatives on the Corporation’s financial statements.

•	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit including: (a) (b) (c)

(a)	The adoption of, or changes to, the Corporation’s significant auditing and accounting principles and practices.

(b)	The management letter provided by the independent auditor and the Corporation’s response to that letter.

(c)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, or personnel and any significant disagreements with management.

Oversight of the Corporation’s Relationship with the Independent Auditor

•	Review the experience and qualifications of the senior members of the independent auditor team.

•	Obtain and review a written report from the independent auditor at least annually regarding (i) the auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships, both direct and indirect, between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

•	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis.

•	Recommend to the Board policies for the Corporation’s hiring of employees or former employees of the independent auditor who were engaged on the Corporation’s account.

•	Discuss with the independent auditor issues on which the independent auditor communicated with its national office regarding auditing or accounting issues.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Corporation’s Internal Audit Function

•	Review and approve the audit plan of the internal audit department.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Discuss with the independent auditor the internal audit department responsibilities, budget and staffing of the internal audit function.

Compliance Oversight

•	Obtain from the independent auditor such assurance as it deems adequate that such auditor has fulfilled its responsibilities under Section 10A of the Securities Exchange Act of 1934.

•	Review the compliance reports and internal risk reports addressing legal and regulatory compliance and current and potential litigation risk within the Corporation. Also, discuss with management, the internal auditors and the independent auditor any significant or material correspondence with regulators or governmental agencies, including all examination reports received from the various supervisory authorities. Review reports and disclosures of insider and affiliated party transactions.

•	The Committee will address and take action, as it deems necessary or appropriate, with respect to any issues regarding the provisions of section VIII. of the Code of Conduct and Ethics and paragraphs 2 and 3 of the Corporation’s Code of Ethics for Chief Executive Officer (“CEO”) and Senior Financial Officers to the extent the issue relates to accounting and disclosure and regulations of the SEC, the NYSE, the Federal Reserve Board or other bank regulatory authority, and paragraph 4 of such Code to the extent such misrepresentation or omission relates to financial statements or related financial information.

•	The Committee will address and take any action, as it deems necessary or appropriate, with respect to any issues relating to inquiries or investigations regarding the quality of financial reports filed by the Corporation with the SEC or otherwise distributed to the public.

Miscellaneous Powers and Responsibilities

•	The Committee shall have the power to investigate any matter brought to its attention within the scope of its duties.

•	The Committee shall have the responsibility to submit the minutes of all meetings of the Committee to the Board of Directors.

•	The Committee shall have the responsibility of reviewing and assessing the adequacy of this Charter at least annually and submitting it to the Board for approval.

•	The Committee shall have the responsibility to prepare the report required to be included in the Corporation’s annual proxy statement by the rules of the SEC.

•	The Committee shall have the power to access the Corporation’s counsel without the approval of management, as it determines necessary to carry out its duties.

•	The Committee shall also have the authority without the consent of management or the Board, at the Corporation’s expense, to the extent it deems necessary or appropriate, to retain special independent legal, accounting or other consultants to advise the Committee in connection with fulfilling its obligations hereunder.

Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee may form and delegate authority to Committee members when appropriate, including specifically the pre-approval of non-audit services and the review of earnings releases, and earnings guidance.

Minutes of each meeting will be compiled by the Corporation’s Corporate Secretary who shall act as Secretary to the Committee, or in the absence of the Corporate Secretary, by an Assistant Corporate Secretary of the Corporation or any other person designated by the Committee.

APPENDIX

(PROXY CARD)

(This Section Intentionally Blank)

Detach Proxy Card Here

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Enclosed Envelope	Votes must be indicated (x) in Black or Blue Ink.

1.	Election of the following nominees as Directors to serve for terms ending in 2007.

FOR ALL ☐	WITHHOLD ☐ FOR ALL	EXCEPTIONS ☐	To change your address, please mark this box. ☐

To include any comments, please mark this box. ☐

Nominees: David S. Dahlmann, Alan R. Fairman, Joseph E. O’Dell, and E. James Trimarchi (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

SCAN LINE

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. For joint accounts each joint owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer, giving your full title as such. If a partnership, please sign in name by authorized person, giving your full title as such.

Date                     Share Owner sign here                                  Co-Owner sign here

1

FIRST COMMONWEALTH FINANCIAL CORPORATION

Old Courthouse Square, 22 North Sixth Street

Indiana, Pennsylvania 15701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 19, 2004

The Annual Meeting of Shareholders of First Commonwealth Financial Corporation will be held at 654 Philadelphia Street, Indiana, PA on Monday, April 19, 2004 at 3:00 p.m., local time, for the following purposes:

1.	To elect four Directors to serve for terms expiring in 2007.

2.	To act on such other matters as may properly come before the Meeting.

Only holders of Common Stock of First Commonwealth Financial Corporation of record at the close of business on March 3, 2004 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy card does not affect your right to vote in person if you attend the meeting.

FIRST COMMONWEALTH FINANCIAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 19, 2004

This Proxy is Solicited on Behalf of the Board of Directors of

First Commonwealth Financial Corporation

The undersigned shareholder of First Commonwealth Financial Corporation (“the Corporation”) hereby appoints E. William Staffen, Brenda Alabran, Brad Bellas, and each of them, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Corporation the shares which the undersigned would be entitled to vote if personally present on the following matter and such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposal 1.

The undersigned hereby revokes all previous proxies for the Annual Meeting of Shareholders, hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement furnished therewith and hereby ratifies all that the said proxies may do by virtue hereof.

(Continued, and to be signed and dated on the reverse side.)

FIRST COMMONWEALTH FINANCIAL CORPORATION

P. O. BOX 11043

NEW YORK, NY 10203-0043